UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 8, 2007

(Date of earliest event reported)

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 1-15168

Delaware	41-1981625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3311 East Old Shakopee Road
Minneapolis, Minnesota 55425

(Address of principal executive offices, including zip code)

(952) 853-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of Material Definitive Agreement.

The discussion contained in Item 5.02 (b) and (e) of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 12, 2007, Ceridian Corporation (the “Company”) issued a press release announcing the departure of Douglas C. Neve, former Executive Vice President and Chief Financial Officer, effective March 8, 2007.  A copy of the press release announcing Mr. Neve’s departure is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)

On March 12, 2007, the Company announced its appointment of Gregory Macfarlane as the Company’s Executive Vice President and Chief Financial Officer, effective March 26, 2007 (“Commencement Date”).  Mr. Macfarlane, 37 years old, served as Executive Vice President and Chief Financial Officer of General Electric WMC Mortgage, a wholesale mortgage originator, from July 2004 to March 2007.  Prior to this role, Mr. Macfarlane served as Senior Vice President and Chief Financial Officer of GE Partnership Marketing Group, an organization that includes certain non-core General Electric companies, from 2001 to July 2004.  A copy of the press release, dated March 12, 2007, announcing Mr. Macfarlane’s appointment is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Mr. Macfarlane’s employment, Mr. Macfarlane will be compensated as follows:

•                  An annualized base salary of $350,000

•                  An annual cash performance bonus in 2007 with a target percentage at 70% of his base salary, a threshold bonus percentage equal to 50% of his base salary and a maximum possible bonus equal to 90% of his base salary, pursuant to criteria established by the Company’s Compensation and Human Resources Committee (the “Compensation Committee”) in its sole discretion

•                  A supplemental cash payment in lieu of additional perquisites in the amount of $25,000 per annum

•                  A non-qualified stock option award to purchase 40,750 shares of the Company’s common stock granted on the Commencement Date (the “Option”).  The exercise price for the Option will be the fair market value of the Company’s common stock as of the close of business on the Commencement Date.  The Option will vest ratably in 33-1/3% increments on the first, second and third anniversaries of the date of grant.  The Option will be granted under the Company’s Amended and Restated 2001 Long-Term Stock Incentive Plan (the “2001 Plan”), a copy of which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.13 to the Company’s Annual Report on Form 10-K, for the year ended December 31, 2001 (“2001 Form 10-K”), and will be subject to the terms of the Form of Non-Qualified Stock Option Award Agreement, a copy of which was filed with the SEC as Exhibit 10.14 to the Company’s 2001 Form 10-K.

•                  A 17,250 share restricted stock award granted on the Commencement Date (the “Restricted Stock Award”).  The Restricted Stock Award will vest ratably in 33-1/3% increments on the first, second and third anniversaries of the date of grant.  The Restricted Stock Award will be granted under the 2001 Plan and will be subject to the terms of the Form of Restricted Stock Award Agreement, a copy of which was filed with the SEC as Exhibit 10.15 to the Company’s 2001 Form 10-K.

•                  A $150,000 signing bonus

•                  A supplemental executive retirement plan contribution to an account in Mr. Macfarlane’s name in the Company’s Deferred Compensation Plan (“DCP”) in the amount of 8% of his annual base salary and annual cash performance bonus award

On March 9, 2007, the Company entered into an Executive Employment Agreement with Mr. Macfarlane (the “Agreement”) relating to Mr. Macfarlane’s service as Executive Vice President and Chief Financial Officer of the Company.  The material terms and conditions of the Agreement are described below.  Such description is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Term.  Mr. Macfarlane’s employment with the Company will commence on March 26, 2007.  The initial term of the Agreement will end on March 26, 2010, and the Agreement will be automatically extended for additional one-year periods thereafter.

Compensation.  The Agreement provides that Mr. Macfarlane will receive a base salary and be eligible to receive a bonus or other incentives at the discretion of the Compensation Committee.  Further, the Agreement provides that Mr. Macfarlane is entitled to participate in the employee health and welfare, retirement and other employee benefits and perquisite programs offered generally by the Company to its executive employees, to the extent that Mr. Macfarlane’s position, tenure, salary, health and other qualifications make him eligible to participate.

Early Termination of Employment.  The Agreement provides that the Company may terminate Mr. Macfarlane immediately for Cause.  The Company may terminate Mr. Macfarlane without Cause and Mr. Macfarlane may terminate his employment with the Company with or without Good Reason upon at least 30 days written notice.

If Mr. Macfarlane’s employment is terminated by the Company without Cause or by Mr. Macfarlane for Good Reason, and if Mr. Macfarlane executes (and does not effectively rescind) a release of all claims against the Company, then Mr. Macfarlane is entitled to receive:  (1) a lump sum cash payment equal to two times the sum of his then-current base salary; (2) a prorated portion of his bonus compensation, if any, to which he would have otherwise become entitled for the fiscal year in which the termination occurred had he remained continuously employed for the full fiscal year; (3) reasonable executive-level outplacement services, not to exceed $20,000, for a period of up to 24 months; and (4) reimbursement for applicable premiums for COBRA continuation coverage for Mr. Macfarlane and his eligible dependents for the first six months of the COBRA continuation period.

If Mr. Macfarlane terminates his employment with the Company without Good Reason, Mr. Macfarlane is entitled to receive his base salary through the 30-day notice period.  In the event the Company terminates Mr. Macfarlane for Cause, Mr. Macfarlane is entitled to receive his annual base salary through the date of termination.  If Mr. Macfarlane’s employment with the Company is terminated due to his death, Mr. Macfarlane’s estate is entitled to receive a lump sum payment equal to one year of Mr. Macfarlane’s then-current base salary as well as a prorated bonus.  Lastly, in the event of Mr. Macfarlane’s Disability, base salary will be terminated as of the end of the month in which the last day of the six-month period of Mr. Macfarlane’s inability to perform his duties occurs, and Mr. Macfarlane will be entitled to receive a prorated bonus.

The terms “Cause,” “Good Reason” and “Disability” are defined in the Agreement.

Termination of Employment After a Change of Control.  Under the Agreement, a “Change of Control Termination” means any of the following events:

•                  On or within two years after a Change of Control (as defined in the Agreement), termination of Mr. Macfarlane’s employment by the Company for any reason other than (A) fraud, (B) theft or embezzlement of the Company’s assets, (C) conviction of a crime involving moral turpitude or (D) failure to follow the Company’s conduct and ethics policies;

•                  On or within two years after a Change of Control, termination of Mr. Macfarlane’s employment by Mr. Macfarlane for Good Reason; or

•                  A termination of Mr. Macfarlane’s employment by the Company other than for the reasons described in clauses (A) through (D) above during the pendency of a Potential Change of Control (as defined in the Agreement) and Mr. Macfarlane demonstrates that such termination was in connection with, or in anticipation of, a Change of Control.

The Agreement provides that in the event of a Change of Control Termination, and provided that Mr. Macfarlane executes (and does not effectively rescind) a release of claims against the Company, the Company is required to make a lump sum severance payment to Mr. Macfarlane in an amount equal to three times the sum of:  (1) one year of Mr. Macfarlane’s then-current base salary; (2) the bonus, if any, that Mr. Macfarlane would have earned under all applicable bonus plans for the year in which the termination occurs had “superior” goals been achieved; and (3) the highest annual amount of 401(k) Restoration Match (as defined in the DCP) and Supplemental Match Credit (as defined in the DCP) made by the Company on behalf of Mr. Macfarlane into the DCP over the last three fiscal years prior to termination of Mr. Macfarlane.

In addition, Mr. Macfarlane will be entitled to receive:  (1) a prorated portion of his bonus compensation for the fiscal year in which the Change of Control Termination occurred (assuming that any applicable performance objectives were achieved at the “target” level of performance); (2) continued medical and dental coverage until age 65; (3) reasonable executive-level outplacement services, not to exceed $20,000, for a period of up to 24 months (or if earlier, until the first acceptance by Mr. Macfarlane of an offer of employment); and (4) reimbursement for all customary relocation expenses actually incurred by Mr. Macfarlane in one move out of his state of residence within the one-year period following such Change of Control Termination, provided such move is necessitated by Mr. Macfarlane’s acceptance of an offer of employment.  In addition, in the event of a Change of Control Termination, all outstanding options and other equity awards of the Company held by Mr. Macfarlane will become fully vested and exercisable and, if applicable, free from all restrictions.

Non-Competition, Non-Recruitment, Non-Disparagement and Confidentiality Covenants.  The Agreement contains non-competition and non-recruitment provisions applicable to Mr. Macfarlane during his employment with the Company and for two years following termination of such employment for any reason other than a Change of Control Termination.  In addition, Mr. Macfarlane agrees not to make any disparaging statements regarding the Company both during Mr. Macfarlane’s employment with the Company and after such employment terminates.  Mr. Macfarlane also agreed to keep the Company’s Confidential Information (as defined in the Agreement) confidential during and after his employment with the Company.

Other than as described above, there are no arrangements or understandings between Mr. Macfarlane and any other persons pursuant to which Mr. Macfarlane was selected as Executive Vice President and Chief Financial Officer of the Company.  Mr. Macfarlane does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Mr. Macfarlane had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

(e)

On March 8, 2007, the Company entered into a mutual termination agreement (the “Mutual Termination Agreement”) with Mr. Neve pursuant to which Mr. Neve resigned as an officer of the Company effective March 8, 2007 (the “Termination Date”).  The Mutual Termination Agreement terminates the Executive Employment Agreement (the “Neve Agreement”), dated March 14, 2005, between Mr. Neve and the Company.  A copy of the Neve Agreement may be found in Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2005.  The material terms and conditions of the Mutual Termination Agreement are described below.  Such description is qualified in its entirety by reference to the full text of the Mutual Termination Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Mutual Termination Agreement, within five business days after March 24, 2007, assuming Mr. Neve has not revoked his release, the Company will pay Mr. Neve (i) a lump sum payment of $82,192, representing 75 days of Mr. Neve’s base annual salary, and (ii) a lump sum payment of $850,000, representing two years of Mr. Neve’s base salary and annual perquisite supplement cash adder, in each case, subject to applicable withholdings.  As soon as practicable after January 1, 2008, but not later than March 15, 2008, the Company will pay Mr. Neve $106,667, less applicable withholdings, representing a prorated “target” annual incentive bonus to which he would have otherwise been entitled in respect of fiscal year 2007.  The Company also will pay Mr. Neve $20,000 in lieu of outplacement counseling services, less applicable withholdings.

The Mutual Termination Agreement also provides that stock options, restricted stock awards and restricted stock unit awards that have not vested as of the Termination Date (“Accelerated Equity”) will vest in full upon the Termination Date but will be forfeited if Mr. Neve revokes his release prior to March 24, 2007.  Stock options which are vested as of or upon the Termination Date must be exercised within ninety (90) days of the Termination Date or they will be forfeited.  Mr. Neve also agreed to comply with the federal securities laws, including Rule 10b5-1 under the Securities Exchange Act of 1934, in connection with any sales of Company common stock.

In accordance with the terms of the Neve Agreement, the Company has agreed to pre-pay the remaining premiums in respect of the long term care insurance policy that benefits Mr. Neve and his spouse and to supplement payments relating to health and dental coverage for Mr. Neve and his dependents until September 30, 2007.  Mr. Neve has agreed to cooperate with the Company in connection with litigation or investigations involving the Company and will be entitled to indemnification in accordance with the Company’s charter, bylaws and indemnification agreements.  In addition, the Company will pay Mr. Neve $1,000 per day, subject to pro ration, in connection with any such service.  The Mutual Termination Agreement provides for the continuation of Mr. Neve’s confidentiality, non-compete, non-recruitment and non-disparagement obligations under the Neve Agreement, and provides for the release of claims by Mr. Neve against the Company, as contemplated by the Neve Agreement.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

10.1	Executive Employment Agreement between Gregory Macfarlane and Ceridian Corporation, dated March 9, 2007.

10.2	Mutual Termination Agreement between Douglas C. Neve and Ceridian Corporation, dated March 8, 2007.

99.1	Press release of Ceridian Corporation dated March 12, 2007 announcing the departure of Douglas C. Neve.

99.2	Press release of Ceridian Corporation dated March 12, 2007 announcing the appointment of Gregory Macfarlane as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

By:	/s/ Gary M. Nelson
Gary M. Nelson Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date:  March 12, 2007

EXHIBIT INDEX

Exhibit No.	Item	Method of Filing

10.1	Executive Employment Agreement between Gregory Macfarlane and Ceridian Corporation, dated March 9, 2007.	Filed electronically herewith

10.2	Mutual Termination Agreement between Douglas C. Neve and Ceridian Corporation, dated March 8, 2007.	Filed electronically herewith

99.1	Press release of Ceridian Corporation dated March 12, 2007 announcing the departure of Douglas C. Neve.	Filed electronically herewith

99.2	Press release of Ceridian Corporation dated March 12, 2007 announcing the appointment of Gregory Macfarlane as Chief Financial Officer.	Filed electronically herewith